UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2024

Alpha Cognition Inc.

(Exact name of registrant as specified in its charter)

British Columbia	333-278997	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1200 - 750 West Pender Street Vancouver, British Columbia	V6C 2T8
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 604-564-9244

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12) #

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Senior Convertible Notes

On September 24, 2024, Alpha Cognition Inc. (the “Company”) entered into a Securities Purchase Agreement (the “SPA”) with such buyers (each a “Buyer” and collectively the “Buyers”) as listed in Schedule A to the SPA, to sell to the Buyers a series of senior convertible notes (the “Convertible Notes”) and warrants to purchase common shares (the “Warrants”) in a private placement (the “Private Placement”), for aggregate gross proceeds of approximately $4.545 million.

The Company will use the net proceeds from the sale of the Convertible Notes and Warrants for general corporate purposes and meet the ongoing payment requirements under the Company’s promissory note with Neurodyn Life Sciences Inc., but not, as covenanted in the SPA, directly or indirectly, for (i) the satisfaction of any other indebtedness of the Company or any of its subsidiaries (“Subsidiaries”), (ii) the redemption or repurchase of any securities of the Company or any of its Subsidiaries, or (iii) the settlement of any outstanding litigation.

SPA

The SPA contains customary representations and warranties of the Buyers and the Company regarding the purchase and offer and sale of the Convertible Notes and Warrants. Under the SPA, the Company makes certain covenants including, but not limited to: (i) timely filing of its reports with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “1934 Act”), (ii) provision of certain financial information to the Buyers, (iii) maintaining the listing of the Company’s common shares on an eligible market, (iv) payment of certain fees of the Buyers, (v) disclosure of certain information publicly, (vi) restrictions on the issuance of other convertible notes or securities that would cause a breach of the Convertible Notes or Warrants, (vii) refraining, for a period of 30 days following the closing of the sale of the Convertible Notes and Warrants, to issue any securities of the Company, subject to certain limited exceptions, (viii) reserving 150% of the maximum number of common shares of the Company issuable upon conversion of the Convertible Notes and exercise of the Warrants, (ix) conducting the business of the Company to not violate applicable law, (x) while the Convertible Notes remain outstanding, not effecting or entering into any variable rate transactions (as defined in the SPA) (xi) not conducting dilutive issuances that would cause the Company to have insufficient available capital to satisfy its obligations under the Convertible Notes and Warrants, (xii) not engaging in fundamental transactions unless the applicable provisions in the Convertible Notes and Warrants are met, and (xiii) not undertaking any share combination, reverse share splits or similar transaction without the consent of the Required Holders (as defined below).

The SPA also grants the Buyers a participation right for a period of one year from the closing of the sale of the Convertible Notes and Warrants, pursuant to which the Buyers will have the right to participate in up to 25% of any subsequent offering of the Company based on such Buyer’s pro rata portion of the aggregate original principal amount of the Convertible Notes purchased by such Buyer, plus, with respect to each Buyer that elects to purchase its full pro rata amount in such subsequent offering, any additional portion of the subsequent offering attributable to the other Buyers who subscribe for less than their initial pro rata amount.

Convertible Notes

Maturity and Repayment Dates

The Convertible Notes mature on September 24, 2026 (the “Maturity Date”), at which time the entire outstanding principal amount plus any accrued and unpaid interest and any penalties or other amounts payable pursuant to the terms of the Convertible Notes are due and payable in full.

The Maturity Date may be extended at the option of the holder of the Convertible Note (the “Holder”) (i) in the event that, and for so long as, an Event of Default (as defined in the Convertible Note) shall have occurred and is continuing, or any event shall have occurred and is continuing that would, with the passage of time, result in an Event of Default or (ii) through the date that is 20 business days after the consummation of a fundamental transaction in the event that a fundamental transaction is publicly announced or a change of control notice is delivered prior to the maturity date; provided that if a Holder elects to convert some or all of the Convertible Note and the conversion amount would be limited, the Maturity Date shall automatically be extended until such time as such provision shall not limit the conversion of the Convertible Note.

Interest

Interest on the Convertible Notes shall commence accruing on the issuance date at a rate of 10.00% per annum and shall be computed on the basis of a 360-day year and twelve 30-day months. The Convertible Notes shall bear an increased interest rate upon the occurrence of an Event of Default (as described below), in which the applicable rate will be 20.00% per annum.

The accrued interest shall be payable in arrears on each conversion date, to the record holder of the Convertible Notes on the applicable conversion date, in common shares of the Company (“Interest Shares”). Notwithstanding the foregoing, if an Equity Conditions Failure (as defined in the Convertible Note) has occurred and is continuing as of the applicable conversion date, unless the holder waives such Equity Conditions Failure, the interest shall be paid in cash.

Conversions

The Convertible Notes are convertible (i) at the election of the Holders and (ii) pursuant to the mandatory conversion terms, each as more fully described below.

Under the terms of the Convertible Notes, the Convertible Notes are convertible at any time, in whole or in part, at the option of the Holders thereof, into common shares at a rate equal to the amount of principal, interest (if any) and unpaid late charges (if any), divided by a conversion price of $0.422 per share (the “Conversion Price”).

If, on or prior to the Maturity Date, the Company consummates a Qualified Offering (as defined below), then, simultaneously with the closing of such Qualified Offering, the outstanding principal amount of, and all accrued and unpaid interest under, the Convertible Notes shall be automatically converted into the securities, including any warrants, on the same terms as are applicable in the Qualified Offering at the lower of (i) the then current Conversion Price or (ii) the per security offering price for common stock and other securities in the Qualified Offering or, if common stock is not offered in the Qualified Offering, the lowest price per share for which one share of common stock is at any time issuable upon exercise, conversion or exchange of any convertible securities issued in the Qualified Offering.  As used in the Convertible Notes, “Qualified Offering” means an offering of securities of the Company for at least $10 million in aggregate gross proceeds in coordination with the simultaneous uplisting of the common shares of the Company onto a United States national securities exchange.

If, prior to the completion of a Qualified Offering, the common shares of the Company close at a price of at least 250% of the Conversion Price for 10 consecutive trading days and the common shares issuable upon such conversion are registered for resale under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), then the Convertible Notes will automatically convert into common shares at the Conversion Price.

Conversion Limitation and Exchange Cap

No Holder of the Convertible Notes will have the right to convert any portion of the Convertible Notes to the extent that, after giving effect to such conversion, such Holder (together with certain related parties) would beneficially own in excess of 4.99% of the shares of the Company’s common stock outstanding immediately after giving effect to such conversion. A Holder may from time to time increase this limit to 9.99%, provided that any such increase will not be effective until the 61st day after delivery of a notice to the Company of such increase.

Events of Default

Events of Default include: (i) the failure of the Company to file the applicable Registration Statement (under the Registration Rights Agreement described below) with the SEC or the failure of the applicable Registration Statement to be declared effective by the SEC by deadlines set forth in the Registration Rights Agreement; (ii) the effectiveness of the applicable Registration Statement lapses for any reason or such Registration Statement is unavailable to any Holder of registrable securities and Rule 144 (subject to certain conditions) is unavailable to any Holder of the Conversion Shares; (iii) suspension (or threatened suspension) of trading of the Company’s common stock on a national securities exchange for a period of five consecutive trading days; (iv) failure by the Company to cure a conversion failure; (v) failure by the Company to maintain required share allocations for the conversion of the Convertible Notes; (vi) failure by the Company to pay principal, interest or late charges when due; (vii) failure of the Company to remove restricted legends from shares issued to a Holder upon conversion of the Convertible Note; (viii) the occurrence of any default under, redemption of or acceleration prior to maturity of at least an aggregate of $100,000 of indebtedness of the Company; (ix) bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against the Company or any Subsidiary and not dismissed within 30 days of initiation; (x) the commencement by the Company or any Subsidiary of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law; (xi) the entry by a court of a decree, order, judgment or other similar document in respect of the Company or any subsidiary of a voluntary or involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law; (xii) final judgment for the payment of money aggregating in excess of $100,000 are rendered against the Company or any Subsidiary of the Company and not bonded or discharged within 30 days; (xiii) failure of the Company or any Subsidiary to pay when due any debts in excess of $100,000 due to any third party; (xiv) breaches by the Company or any Subsidiary of any representations or warranties in the SPA or any document contemplated thereby; (xv) a false or inaccurate certification by the Company that either (A) the “Equity Conditions” (as defined in the Convertible Notes) are satisfied, (B) there has been no “Equity Conditions Failure,” or (C) as to whether any Event of Default has occurred; (xvi) failure of the Company or any Subsidiary to comply with certain of the covenants in the Convertible Note; (xvii) the occurrence of any material adverse effect that is not cured within five trading days; and (xviii) any Event of Default occurs under any Convertible Note.

Upon any Bankruptcy Event of Default (as defined in the Convertible Notes), whether occurring prior to or following the Maturity Date, the Company shall immediately pay to the Holder an amount in cash representing (i) all outstanding principal, accrued and unpaid interest and accrued and unpaid late charges on such principal and interest, multiplied by (ii) a redemption premium of 125%, in addition to any and all other amounts due under the Convertible Notes, without the requirement for any notice or demand or other action by the Holder or any other person or entity, provided that the Holder may, in its sole discretion, waive such right to receive payment upon a Bankruptcy Event of Default.

Change of Control

No sooner than 20 trading days nor later than 10 trading days prior to the consummation of a Change of Control (as defined in the Convertible Notes), but not prior to the public announcement of such Change of Control, the Company shall deliver written notice thereof via electronic mail and overnight courier to the Holders (a “Change of Control Notice”).

At any time during the period beginning after the Holder’s receipt of a Change of Control Notice or the Holder becoming aware of a Change of Control, if a Change of Control Notice is not delivered to the Holder in accordance with the immediately preceding sentence (as applicable) and ending on 20 trading days after the latest of (A) the date of consummation of such Change of Control, (B) the date of receipt of such Change of Control Notice or (C) the date of the announcement of such Change of Control, a Holder may require the Company to redeem all or any portion of its Convertible Note by delivering written notice thereof (“Change of Control Redemption Notice”) to the Company, which Change of Control Redemption Notice shall indicate the conversion amount the Holder is electing to redeem. The portion of the Convertible Note subject to redemption shall be redeemed by the Company in cash at a price equal to the greatest of (i) the product of (w) the Change of Control Redemption Premium (as defined in the Convertible Notes) multiplied by (y) the conversion amount being redeemed; (ii) the product of (x) the Change of Control Redemption Premium multiplied by (y) the product of (A) the conversion amount being redeemed multiplied by (B) the quotient determined by dividing (I) the greatest closing sale price of the common shares during the period beginning on the date immediately preceding the earlier to occur of (1) the consummation of the applicable Change of Control and (2) the public announcement of such Change of Control and ending on the date the Holder delivers the Change of Control Redemption Notice by (II) the Conversion Price then in effect; and (iii) the product of (y) the Change of Control Redemption Premium multiplied by (z) the product of (A) the conversion amount being redeemed multiplied by (B) the quotient of (I) the aggregate cash consideration and the aggregate cash value of any non-cash consideration per common share to be paid to the holders of the common shares upon consummation of such Change of Control (any such non-cash consideration constituting publicly-traded securities shall be valued at the highest of the closing sale price of such securities as of the trading day immediately prior to the consummation of such Change of Control, the closing sale price of such securities on the trading day immediately following the public announcement of such proposed Change of Control and the closing sale price of such securities on the trading day immediately prior to the public announcement of such proposed Change of Control) divided by (II) the Conversion Price then in effect (the “Change of Control Redemption Price”).

Other Corporate Events

Prior to the consummation of any fundamental transaction pursuant to which holders of common shares of the Company are entitled to receive securities or other assets with respect to or in exchange for common shares (a “Corporate Event”), the Company shall make appropriate provision to ensure that the Holders will thereafter have the right to receive upon a conversion of the Convertible Note, at the Holder’s option (i) in addition to the common shares receivable upon such conversion, such securities or other assets to which the Holder would have been entitled with respect to such common shares had such common shares been held by the Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of the Convertible Note) or (ii) in lieu of the common shares otherwise receivable upon such conversion, such securities or other assets received by the holders of common shares of the Company in connection with the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had the Convertible Note initially been issued with conversion rights for the form of such consideration (as opposed to common shares) at a conversion rate for such consideration commensurate with the conversion rate.

Adjustment to Conversion Price

If the Company at any time on or after the closing date subdivides (by any stock split, stock dividend, stock combination, recapitalization or other similar transaction) one or more classes of its outstanding common shares into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time on or after the closing date combines (by any stock split, stock dividend, stock combination, recapitalization or other similar transaction) one or more classes of its outstanding common shares into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased. Any adjustment shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment occurs during the period that a Conversion Price is calculated under the Convertible Notes, then the calculation of such Conversion Price shall be adjusted appropriately to reflect such an event.

Warrants

The Convertible Notes were sold along with Warrants to purchase 10,770,133 common shares of the Company at an exercise price of $0.422 per share for a five-year term. Each Buyer received Warrants sufficient to purchase such number of common shares equal to the principal amount of Convertible Notes such Buyer purchased divided by the Conversion Price of the Convertible Notes. Each Buyer will receive an additional 50% of Warrants with identical terms upon the closing of a Qualified Offering, as described above. The exercise price of the Warrants is subject to adjustment upon the completion of a Qualified Offering to the lower of (i) the then existing exercise price, (ii) the exercise price of any common share purchase warrants issued in the Qualified Offering or (iii) if no common share purchase warrants are issued in the Qualified Offering, the closing price of the common shares on the Canadian Securities Exchange (as converted into U.S. dollars) immediately prior to the pricing news release of the Qualified Offering.

Registration Rights Agreement

Pursuant to the SPA, the Company also entered into a registration rights agreement (the “Registration Rights Agreement”) with the Buyers pursuant to which the Company agreed to file a registration statement on Form S-3 (or such other available form) with the SEC under the U.S. Securities Act, covering the resale of the Conversion Shares issuable upon conversion of the Convertible Notes and exercise of the Warrants by the Buyers and their permitted assignees.

The description of the SPA, the Convertible Notes, the Warrants and the Registration Rights Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the complete text of the SPA, the Convertible Notes, the Warrants and the Registration Rights Agreement which are attached hereto as Exhibits 10.1 through 10.4, respectively, and are incorporated herein by reference. Pursuant to the SPA, each of the Company and the Buyers made customary representations, warranties and covenants. The representations, warranties, and covenants were made by the parties to, and solely for the benefit of, each other and any expressly intended third party beneficiaries in the context of all of the terms and conditions of the SPA and in the context of the specific relationship between the parties. Accordingly, investors and shareholders should not rely on such representations, warranties and covenants.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02 of this Current Report on Form 8-K.

The Convertible Notes and the Warrants are being offering and sold pursuant to the exemption from the registration requirements of the U.S Securities Act, afforded by Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder, for the sale of securities not involving a public offering based on the representations of the Buyers provided in the SPA. The securities have not been and will not be registered under the U.S. Securities Act or any state securities laws, and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. Persons unless registered under the 1933 Act and applicable state securities laws, or an exemption from such registration is available. “United States” and “U.S. Person” are as defined in Regulation S under the U.S. Securities Act.

The Benchmark Company, LLC acted as the sole placement agent for the offering. The Kestrel Merchant Partners group at The Benchmark Company, LLC was responsible for sourcing and executing the offering.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

(d) Exhibits:

Exhibit	Description
10.1*	Securities Purchase Agreement dated September 24, 2024
10.2	Form of Convertible Notes
10.3	Form of Warrant
10.4	Form of Registration Rights Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHA COGNITION INC.

	By:	/s/ Michael McFadden
Michael McFadden
Chief Executive Officer
Dated: September 25, 2024